EXHIBIT 16.1

July 2, 2014

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re:	Macco International Corp.

Commission File No. 333-188563

We have read the statements that we understand Macco International Corp will include under Item 4.01 of the Form 8-K report dated July 2, 2014 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

12191 W. 64th Avenue, Suite 205B, Arvada, Colorado 80004 ● Phone: 303.968.3281 ● Fax: 303.456.7488 ● www.cultercpax.com